EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Form 8-K/A of MidAmerican Energy Holdings Company (formerly CalEnergy Company, Inc., the "Company") of our report dated January 22, 1999 except with respect to Note 24, as to which the date is March 12, 1999, on our audits of the consolidated financial statements of MidAmerican Energy Holdings Company and subsidiaries (now known as "MHC Inc.") as of December 31, 1998 and December 31, 1997, and for the years ended December 31, 1998, 1997 and 1996 which report is included in this Form 8-K/A.

     We also consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-32821, 333-62697, 33-51363), and the
registration statements on Form S-8 (Nos. 33-38431, 33-41152, 33-44934, 33-52147, 33-64897, 333-30395, 333-74691), of the Company of our report dated
January 22, 1999 except with respect to Note 24, as to which the date is March 12, 1999, on our audits of the consolidated financial statements of MHC Inc. as of December 31, 1998 and December 31, 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Form 8-K/A.



Kansas City, Missouri                        /s/ PricewaterhouseCoopers LLP
May 14, 1999                                 ------------------------------
                                                 PricewaterhouseCoopers LLP